EXHIBIT 23

             CONSENT OF INDEPENDENT ACCOUNTANTS DATED MARCH 19, 1997








The Board of Directors
Commercial Net Lease Realty, Inc.:


We consent to the use of our reports dated January 20, 1997, except for Note 12 for which the date is February 13, 1997, incorporated herein by reference.


/s/ KPMG Peat Marwick LLP


Orlando, Florida
March 19, 1997